Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Idea Tech Holding Limited,

We hereby consent to the inclusion in this Post-effective Amendment No. 1 to Form F-1 Registration Statement of Idea Tech Holding Limited (the “Company”) of our report dated November 12, 2025, with respect to our audits of the Company’s consolidated financial statements as of and for the years ended June 30, 2025, 2024 and 2023 which appears in this Post-effective Amendment No. 1 to Form F-1 Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

Diamond Bar, California

November 12, 2025